FOR IMMEDIATE RELEASE

CONTACTS:
Investors — Scott Pond (801) 345-2657, spond@nuskin.com
Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES REPORTS RECORD

FIRST-QUARTER REVENUE AND RAISES ANNUAL GUIDANCE

PROVO, Utah – May 4, 2011 – Nu Skin Enterprises, Inc. (NYSE: NUS) today announced record first-quarter revenue of $395.8 million, a 9 percent improvement over the prior year. Revenue for the quarter was positively impacted 5 percent by foreign currency fluctuations. Earnings per share for the quarter were $0.24. Excluding non-cash charges of $32.8 million associated with a recent Japan customs ruling, earnings per share were $0.56. This compares to earnings per share in the prior-year period of $0.48.

“Our solid first-quarter performance was driven by growth in our distributor force, our dynamic product portfolio, strength in emerging markets, and a continued focus on profitability and shareholder value,” said Truman Hunt, president and chief executive officer. “We continue to lap quarters from the prior year that included large revenue increases associated with the launch of ageLOC products in various regions. Posting growth against large comparable quarters is particularly encouraging. In fact, we had our largest revenue month in company history in March.

“The number of executive-level sales leaders is trending positively. We are also benefiting from a more balanced geographic footprint, driven primarily by strong growth in emerging markets, which is enabling us to be less dependent upon any given region.  We are particularly pleased with the quarterly performance of Mainland China and South Asia/Pacific, which posted local-currency revenue gains of 47 and 30 percent, respectively. South Korea and Europe also posted solid gains during the quarter. Because of these positive trends, coupled with favorable foreign currency exchange rates and a strong projected product launch in the fourth quarter, we are increasing our annual guidance,” said Hunt.

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

Regional Results

North Asia. First-quarter revenue in North Asia increased 5 percent to $179.4 million, compared to $170.9 million for the same period in 2010. Growth in this region was a result of a 7 percent favorable foreign currency move. Local-currency revenue increased 7 percent in South Korea compared to the prior year, which included the launch of the ageLOC Transformation skin care system. Japan experienced a 7 percent local-currency decline, which reflects the impact of the natural disasters in March. The number of executive and active distributors in the region was up 4 and 2 percent, respectively, compared to the prior year.

Greater China. Revenue in Greater China improved 19 percent to $68.6 million for the quarter, and was positively impacted 5 percent by foreign currency fluctuations. Local-currency revenue in Mainland China improved 47 percent, while Taiwan and Hong Kong were down 4 and 6 percent, respectively, compared to the prior year. The executive distributor count in the region increased 23 percent and the number of active distributors improved 12 percent.

Americas. First-quarter revenue in the Americas was $55.9 million, compared to $62.5 million for the prior year. Revenue in the United States declined 11 percent while Canada experienced a local-currency revenue decline of 20 percent and Latin America grew by 1 percent. The number of executive distributors in the region declined 8 percent compared to the prior year, while the number of active distributors declined 5 percent.

South Asia/Pacific. Revenue in South Asia/Pacific was $49.9 million for the first quarter, representing a 41 percent improvement over the prior year. Regional results were driven by solid performances in all markets and were positively impacted 11 percent by foreign currency fluctuations. The region’s first-quarter executive count improved 32 percent, while the active distributor count increased 17 percent.

Europe. First-quarter revenue in Europe was $42.0 million, an 11 percent improvement over the prior year. Currency had no material impact on regional results. Both the executive and active distributor counts in the region increased 10 percent, compared to the prior year.

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

Operational Performance
The company’s operating margin was 6.3 percent, or 14.6 percent when excluding charges related to the Japan customs ruling during the quarter, compared to 12.7 percent in the prior year. The company has formally appealed the customs ruling, but recorded a charge in the quarter for the full assessment. Gross margin for the quarter was 74.6 percent, or 82.8 percent when excluding the Japan customs expenses, compared to 82.2 percent in the prior year. The improvement can largely be attributed to favorable foreign currency exchange rates and improved efficiencies in the company’s supply chain operations. Selling expenses, as a percent of revenue, were 42.7 percent, compared to 42.4 percent in 2010. General and administrative expenses, as a percent of revenue, were 25.6 percent, a 160 basis-point improvement over the prior year due to management’s efforts to maintain costs while leveraging revenue growth.

The company’s income tax rate for the quarter was 37.5 percent, compared to 33.6 percent in the prior year. Dividend payments during the quarter were $8.4 million and the company repurchased $22.0 million of its shares outstanding.

Outlook
“Our strong first-quarter results give us confidence in our ability to generate continued growth, particularly as we push through tough comparisons from the first half of 2010,” said Hunt. “The second quarter of 2010 included approximately $28 million of ageLOC sales from a regional ageLOC product launch in Greater China, but we believe that we can sustain the strong trends we saw in the first quarter.

“We are also ramping up for our global convention in October where we will introduce new ageLOC nutrition and personal care products. We plan on a very strong back-half of 2011 and are beginning to see increased distributor interest as we approach these significant product launches.

“We remain committed to doubling our earnings to $4.00 per share by 2015 and have our distributor and corporate teams lined up behind this goal. Overall, we remain confident that 2011 will be another record year,” concluded Hunt.

“We project second-quarter revenue of $400 to $408 million with earnings per share in the $0.57 to $0.60 range,” said Ritch Wood, chief financial officer. “We expect currency to benefit revenue approximately 4 to 5 percent in the second quarter. We are increasing our annual revenue guidance to $1.625 to $1.645 billion, assuming a positive currency benefit for the year of approximately 3 percent. We expect earnings per share to be in the $1.96 to $2.06 range or $2.28 to $2.38, when excluding charges related to the Japan customs case,” concluded Wood.

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

The company’s management will host a webcast with the investment community on May 4, 2011, at 11 a.m. (EDT). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on Nu Skin Enterprises’ Web site, http://ir.nuskin.com. An archive of the webcast will be available at this same URL through May 20, 2011.

About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company’s scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company, evidenced in its unique ageLOC™ science that addresses aging at its source. The company’s anti-aging products feature the new ageLOC suite of products including the ageLOC Transformation daily skin care system, ageLOC Future Serum and the ageLOC Edition Galvanic Spa® System II, as well as the ageLOC Vitality nutritional supplement. A global direct selling company, Nu Skin operates in 51 markets worldwide and has approximately 800,000 independent distributors. Nu Skin is traded on the New York Stock Exchange under the symbol “NUS.” More information is available at http://www.nuskin.com.

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

Please note: This press release, particularly the “Outlook” section, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs, including, among other things: (i) management’s positive outlook for the company; (ii) management’s expectations regarding the company’s initiatives, strategies and new products; and (iii) management’s projections regarding revenue, earnings per share, and the impact of foreign currency fluctuations. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: (a) risks related to general disruption and market conditions following the recent disasters in Japan and the risk that the resulting impact on the company’s operations in that market and on the ability of the company’s distributors to maintain their business and sponsoring activities may negatively impact our revenues more than anticipated; (b) challenging economic conditions globally; (c) risk of foreign currency fluctuations and the currency translation impact on our business associated with these fluctuations; (d) any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis; (e) uncertainty regarding the impact on our business of increased regulatory scrutiny of the direct selling industry in Japan and our efforts to increase distributor compliance efforts in this market; (f) risks associated with complaints and general inquiries to consumer protection agencies in Japan regarding the activities of some distributors; (g) regulatory risks associated with the company’s tools and products, which could inhibit the company’s ability to market a tool or product in a market if it is determined to be a medical device in any market, if distributors make unauthorized claims that would cause such products to be classified as drugs, or if the company is unable to obtain necessary product registrations in a timely manner; (h) continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company’s business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines; (i) adverse publicity related to the company’s business, products, industry or any legal actions or complaints by distributors or others; (j) any prospective or retrospective increases in duties on our products imported into our markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in our various markets; and (k) continued competitive pressures in the company’s markets. The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company's beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
For the First Quarters Ended March 31, 2011 and 2010
(in thousands, except per share amounts)

	2011		2010
Revenue:
North Asia	$179,434		$170,861
Greater China	68,593		57,685
Americas	55,879		62,454
South Asia/Pacific	49,946		35,344
Europe	41,993		37,780

Total revenue	395,845		364,124

Cost of sales	100,654	(1)	64,833

Gross profit	295,191		299,291

Operating expenses:
Selling expenses	169,142		154,262
General and administrative expenses	101,142		98,912
Total operating expenses	270,284		253,174

Operating income	24,907		46,117

Other income (expense), net	(422)		614
Income before provision for income taxes	24,485		46,731
Provision for income taxes	9,177		15,691

Net income	$15,308		$31,040

Net income per share:
Basic	$0.25		$0.50
Diluted	$0.24		$0.48

Weighted average common shares outstanding:
Basic	61,888		62,474
Diluted	64,017		64,767

(1) Includes a $32.8 million non-cash charge related to an adverse decision in the Japan customs litigation.

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$215,941	$230,337
Accounts receivable	30,622	25,701
Inventories, net	112,812	114,475
Prepaid expenses and other	55,875	52,013
	415,250	422,526

Property and equipment, net	134,303	133,722
Goodwill	112,446	112,446
Other intangible assets, net	76,342	78,270
Other assets	118,477	145,260
Total assets	$856,818	$892,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,537	$25,480
Accrued expenses	134,424	146,108
Current portion of long-term debt	27,550	27,865
Related party payable	─	16,995
	189,511	216,448

Long-term debt	123,431	133,013
Other liabilities	76,437	71,514
Total liabilities	389,379	420,975

Stockholders’ equity:
Class A common stock	91	91
Additional paid-in capital	261,126	256,505
Treasury stock, at cost	(495,505)	(476,748)
Retained earnings	756,898	749,940
Accumulated other comprehensive loss	(55,171)	(58,539)
	467,439	471,249
Total liabilities and stockholders’ equity	$856,818	$892,224

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

NU SKIN ENTERPRISES, INC. Distributor/Preferred Customer Growth by Market

	As of March 31, 2011		As of March 31, 2010		% Increase (Decrease)
	Active*	Executive	Active*	Executive	Active*	Executive

North Asia	325,000	15,371	319,000	14,842	1.9%	3.6%
Greater China	121,000	8,817	108,000	7,155	12.0%	23.2%
Americas	159,000	5,022	167,000	5,481	(4.8%)	(8.4%)
South Asia/Pacific	84,000	4,008	72,000	3,040	16.7%	31.8%
Europe	109,000	3,903	99,000	3,551	10.1%	9.9%

Total	798,000	37,121	765,000	34,069	4.3%	9.0%

* Active distributors include preferred customers and distributors purchasing products directly from the company during the quarter.

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

NU SKIN ENTERPRISES, INC. Reconciliation of GAAP Gross Profit to Gross Profit Excluding Japan Customs Expense
(in thousands)

	Quarter Ended March 31,
	2011	2010

Revenue as reported	$ 395,845	$ 364,124

GAAP gross profit as reported	$ 295,191	$ 299,291

Japan customs expense	32,754	─

Gross profit excluding Japan customs expense	$ 327,945	$ 299,291

Gross profit as a percent of revenue excluding Japan customs expense	82.8%

GAAP gross profit as a percent of revenue	74.6%	82.2%

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

NU SKIN ENTERPRISES, INC. Reconciliation of GAAP Operating Income to Operating Income Excluding Japan Customs Expense
(in thousands)

	Quarter Ended March 31,
	2011	2010

Revenue as reported	$395,845	$364,124

GAAP operating income as reported	$24,907	$46,117

Japan customs expense	32,754	─

Operating income excluding Japan customs expense	$57,661	$46,117

Operating income as a percent of revenue excluding Japan customs expense	14.6%

GAAP operating income as a percent of revenue	6.3%	12.7%

-more-

Nu Skin Enterprises, Inc.
May 4, 2011

NU SKIN ENTERPRISES, INC. Reconciliation of GAAP Diluted Earnings Per Share to Diluted Earnings Per Share Excluding Japan Customs Expense
(in thousands)

	Quarter Ended March 31,
	2011	2010

GAAP net income as reported	$15,308	$31,040

Japan customs expense	32,754	─

Tax effect of Japan customs expense	(12,276)	─

Net income excluding Japan customs expense	$35,786	$31,040

Diluted earnings per share excluding Japan customs expense	$0.56

GAAP diluted earnings per share	$0.24	$0.48